Exhibit 99.1

CONTACT:	GLENN C. CHRISTENSON, (800) 544-2411 OR (702) 367-2484
EXECUTIVE VICE PRESIDENT/CHIEF FINANCIAL OFFICER/
CHIEF ADMINISTRATIVE OFFICER

WILLIAM W. WARNER, (800) 544-2411 OR (702) 221-6620
EXECUTIVE VICE PRESIDENT/CHIEF DEVELOPMENT OFFICER

LESLEY A. PITTMAN, (800) 544-2411 OR (702) 367-2437
VICE PRESIDENT OF CORPORATE & GOVERNMENT RELATIONS

FOR IMMEDIATE RELEASE:          JULY 24, 2003

STATION APPOINTS NEW DIRECTOR

Las Vegas – Station Casinos, Inc. (NYSE: STN) (“Station” or the “Company”) announced today that Lynette Boggs McDonald has been appointed to the Company’s Board of Directors.  Ms. Boggs McDonald, a City of Las Vegas councilwoman and small business owner, will replace Tim Poster, who recently resigned his position on the Company’s Board.

“We are very excited that Lynette has chosen to join our Board.  She brings with her a wealth of leadership experience and marketing expertise.  She also understands the Las Vegas community and our core customer base very well.  Her keen understanding of local government will also help us as we continue to expand our Native American gaming franchise outside the Las Vegas area.  She will be a great asset to us,” said Frank Fertitta III, chairman and chief executive officer of the Company.

Ms. Boggs McDonald, who was the 2002 Republican candidate for United States Congress from Nevada’s First Congressional District, first joined the Las Vegas City Council in 1999 and was re-elected in 2001.  Prior to joining the City Council, Ms. Boggs McDonald held leadership and management positions within various organizations.  She is the owner of LBM Consulting, a public relations and marketing consulting business and also served as President of Thomas Puckett Advertising, a full service-advertising agency.  Ms. Boggs McDonald also previously served as Director of Marketing and Community Relations for the University of Nevada, Las Vegas and gained extensive knowledge of local government operations when she served as assistant city manager for the City of Las Vegas from 1994-1997.

Ms. Boggs McDonald received a Bachelor’s of Business Administration degree in Marketing from the University of Notre Dame.  She also attended the University of Oregon Graduate School of Journalism and received her Master’s in Public Administration from the University of Nevada, Las Vegas.  Ms. Boggs McDonald was named a “Woman of Achievement” by the Notre Dame Alumni Association, a 2001 Community Hero by the National Conference for Community and Justice, and received the 2001 Crystal Service Award by the National Association of Negro Business and Professional Women’s Clubs, Inc. and the Phillip Morris Companies, USA.

Ms. Boggs McDonald is actively involved in the Las Vegas community.  She is a member of the Southern Nevada Debt Management Commission and also serves as President of the Nevada League of Cities and Municipalities.  She was appointed in 2003 by Nevada Governor Kenny Guinn to serve on the Nevada Commission on Aging.  Boggs McDonald is a Trustee of Catholic Charities of Southern Nevada and serves on the Board of the Summerlin Children’s Forum.

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada.  Station’s properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering.  Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino and Fiesta Henderson Casino Hotel in Henderson, Nevada.  Station also owns a 50 percent interest in both Barley’s Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7 percent interest in the Palms Casino Resort in Las Vegas, Nevada.  In addition, the Company manages the Thunder Valley Casino for the United Auburn Indian Community just outside Sacramento, California.

This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties including, but not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and its Registration Statement on Form S-4 File No. 333-66140.  Additional financial information, including presentations from recent investor conferences, is available in the “Investors” section of the Company’s website at www.stationcasinos.com.